EXHIBIT 31.2
CERTIFICATION
I, Carrie Carlander, certify that:
1. I have reviewed this quarterly report on Form 10-Q of ADVENTRX Pharmaceuticals, Inc. for the quarter ended March 31, 2006, as amended by Amendment No.1 thereto;
2. Based on my knowledge, this quarterly report, as amended by Amendment No.1 thereto, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report.
3. *
4. *
5. *
Date: May 22, 2006

By:	/s/ CARRIE CARLANDER
Carrie Carlander
Chief Financial Officer, Vice President, Finance, Secretary and Treasurer (principal financial officer)

* Response omitted per Question 4 in “Division of Corporation Finance: Sarbanes-Oxley Act of 2002 — Frequently Asked Questions” November 8, 2002 (revised November 14, 2002) and n. 154 to Release 34-47986 (June 5, 2003).